ASSIGNMENT AND ASSUMPTION OF LEASE AND DEBT AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF LEASE AND DEBT AGREEMENT (this "Agreement") is made effective January 18, 2007

AMONG:

CONSTITUTION MINING CORP., a Nevada corporation, with an address at Suite
300 - 1055 West Hastings Street, Vancouver, British Columbia, Canada, V6E 2E9
("Constitution");

FAYETTEVILLE OIL AND GAS, INC., a Nevada corporation, with an address at
Suite 133, 800 - 15355 24th Avenue, Surrey, British Columbia, Canada V4A 2H9
("Fayetteville");

IBERICA ENTERPRISES INC., with an address at Mattenwag 8 CH-5212 Hausen,
Zurich, Switzerland; ("Iberica"); and

MONTEX FAYETTEVILLE, LLC, a Delaware limited liability company, with an address at 111 Presidential Boulevard, Suite 158, Bala Cynwyd, Pennsylvania, 19004.

WHEREAS:

A.   In April 2006, Constitution (formerly named Crafty Admiral Enterprises Limited) entered into that certain Oil and Gas Lease and Addendum thereto with Alice Ramsey, Paul Weber, Reid Weber and Rebecca Daniels (collectively, the "Lessors") with respect to certain property located in the County of St. Francis, Arkansas, as described in Exhibit A to such Oil and Gas Lease (the "Property");

B.   Such Oil and Gas Lease and Addendum thereto were subsequently amended pursuant to each of Addendum No. 2, Addendum No. 3 and Addendum No. 4 to such Oil and Gas Lease, each of which were entered into by and between Constitution and the Lessors (such Oil and Gas Lease, together with each of the Addendums thereto, is collectively referred to herein as the "Lease");

C.   In April 2006, Constitution entered into that certain Convertible Debenture Note with Iberica (the "Iberica Note"), whereby Constitution agreed to pay the principal sum of U.S.$500,000 and interest thereon to Iberica in accordance with the terms of the Iberica Note;

D.   As of December 31, 2007, the balance due on the Iberica Note is U.S.$306,378, which consists of principal of U.S.$250,000 and unpaid interest of U.S.$56,378;

E.   In June 2006, Constitution entered into that certain Convertible Debenture Note with Montex (the "Montex Note"), whereby Constitution agreed to pay the principal sum of U.S.$415,000 and interest thereon to Montex in accordance with the terms of the Montex Note;

F.   As of December 31, 2007, the balance due on the Montex Note is U.S.$482,241, which consists of principal of U.S.$415,000 and unpaid interest of U.S.$67,241;

G.   Constitution desires to assign the Lease to Fayetteville, and Fayetteville desires to assume the Lease, in consideration of Constitution assigning its payment obligations under the Iberica Note and the Montex Note, and Fayetteville assuming such payment obligations under such Notes, each on a demand basis, as more fully described herein;

H.   Iberica agrees that Fayetteville's assumption of the payment obligations under the Iberica Note, on a demand basis, shall release Constitution's obligations under the Iberica Note; and

I.   Montex agrees that Fayetteville's assumption of the payment obligations under the Montex Note, on a demand basis, shall release Constitution's obligations under the Montex Note.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the premises and of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

Part I
Assignment and Assumption of Lease

1.1       Subject to the terms of this Agreement, Constitution hereby assigns to Fayetteville all of the right, title and interest of Constitution in and to the Lease and the Property.

1.2       In consideration of the assignment by Constitution of its right, title and interest in and to the Lease and the Property, Fayetteville hereby assumes all obligations of Constitution pursuant to the Lease, and agrees to discharge all obligations of Constitution pursuant to the Lease as the "Lessee" under the Lease.

1.3       As further consideration of the assignment by Constitution of its right, title and interest in and to the Lease and the Property, Fayetteville hereby assumes all payment obligations of Constitution, as of December 31, 2007, on a demand basis, under each of the Iberica Note and the Montex Note, as described in Part II of this Agreement.

Part II
Assignment and Assumption of Debt

2.1       As consideration of the assignment by Constitution of its right, title and interest in and to the Lease and the Property, Fayetteville hereby assumes all payment obligations of Constitution, as of December 31, 2007, on a demand basis, under each of the Iberica Note and the Montex Note; it being acknowledged and agreed by Constitution, Iberica and Fayetteville that such payment obligations under the Iberica Note as of December 31, 2007 equal U.S.$306,378, consisting of principal of U.S.$250,000 and unpaid interest of U.S.$56,378; it being acknowledged and agreed by Constitution, Montex and Fayetteville that such payment obligations under the Montex Note as of December 31, 2007 equal U.S.$482,241, consisting of principal of U.S.$415,000 and unpaid interest of U.S.$67,241.

2.2       Iberica hereby releases Constitution from any and all of its obligations under the Iberica Note.

2.3.       Montex hereby releases Constitution from any and all of its obligations under the Montex Note.

Part III
General

3.1       This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successor and assigns.

3.2       This Agreement constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and may not be amended except by means of a writing executed by all of the parties hereto.

3.3       The headings in this Agreement have been provided for the convenience of the parties and shall not have any effect on the interpretation of this Agreement.

3.4       The parties will execute all such further and other documents or assurances as may be required in order to carry out the terms of this Agreement.

3.5       This Agreement shall be interpreted in accordance with and governed by the laws of the State of Nevada.

3.6       This Agreement may be executed in counterparts, which together shall constitute one instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of its effective date.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

CONSTITUTION MINING CORP. Per: "Daniel Hunter" Authorized Signatory	FAYETTEVILLE OIL AND GAS, INC. Per: "John Martin" Authorized Signatory
IBERICA ENTERPRISES INC. Per: "Jose Silva" and "Dianeth de Ospino" Authorized Signatory	MONTEX FAYETTEVILLE, LLC Per: "Ernest Bartlett" Authorized Signatory